Exhibit 99.2

Nortel Networks 8200 Dixie Road Suite 100 Brampton, Ontario Canada L6T 5P6 905-863-0000

Nicholas J. DeRoma
Chief Legal Counsel

March 10, 2004

	To:	The Members of the Board of Directors and Section 16 Officers of Nortel Networks Corporation

	Re:	Notice of Blackout Period Under Section 306(a) of the Sarbanes-Oxley Act of 2002

Pursuant to the requirements of Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR of the Securities and Exchange Commission (“SEC”), this memorandum is to notify you of the immediate effectiveness of a blackout period with respect to transactions described below by you in common shares and other equity securities of Nortel Networks Corporation (“Nortel Networks”) as a result of today’s announcement regarding the need to delay the filing of the annual reports on Form 10-K for the year ended December 31, 2003 for Nortel Networks and Nortel Networks Limited. In light of such announcement, all purchases of the common shares of Nortel Networks under the Nortel Networks companies’ employee investment plans, stock option plans and stock purchase plans (the “Plans”) are also being suspended, effective immediately.

The blackout period under the Plans and with respect to transactions by you will begin immediately. At this time, we do not know when the blackout period is expected to end. As soon as such information becomes available, you will receive written notice.

During the blackout period you, as a director or executive officer of Nortel Networks, are prohibited from purchasing, selling, transferring or otherwise engaging in transactions involving certain Nortel Networks common shares or other equity securities, without regard to whether the transactions are under any of the Plans and including transactions in derivative securities. This prohibition applies to all equity securities of Nortel Networks and related derivative securities, including options, share units, convertible debt securities and prepaid forward contracts. The prohibition covers not just transactions directly by you, but also those effected indirectly or by entities or persons through which you have a “pecuniary interest” in the securities (under the same principles that apply to your reporting requirements under Section 16 of the Securities Exchange Act of 1934) such as your immediate family members living with you or securities held in trust or by controlled partnerships or corporations.

The prohibition on purchases, sales, transfers and other transactions described in the immediately preceding paragraph applies only to common shares of Nortel Networks (and derivatives of such securities) that you have acquired (or in which you have a pecuniary interest) in connection with your service or employment as a director or executive officer. It is important to note that any such security you sell or otherwise transfer, directly or indirectly, automatically will be presumed to have been acquired in connection with your service or employment unless you establish that the securities were acquired from another source, and this identification is consistent with your treatment of the securities for tax purposes and all other disclosure and reporting requirements.

There are certain very narrow exceptions to this prohibition. I strongly recommend that you consult me before entering into any transaction pursuant to a possible exception.

Once this blackout period ends, you will be permitted to resume transactions in Nortel Networks common shares and other equity securities subject to the requirements of Nortel Networks’ Insider Trading Policies and applicable law.

Please note that Nortel Networks has determined in accordance with Rule 104 of SEC Regulation BTR that it was unable to provide advance notice of this blackout.

If you have any questions regarding the blackout period, you may contact me at the following address or phone number:

Nick DeRoma Nortel Networks Corporation 8200 Dixie Road, Suite 100 Brampton, Ontario L6T 5P6 Canada 905-863-0000 (phone)

Yours truly,

/s/ Nicholas J. DeRoma Nicholas J. DeRoma